SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

                        Date of Report: November 19, 2001


                        Universal Forest Products, Inc.
             (Exact name of registrant as specified in its charter)

   Michigan                          0-22684                   38-1465835
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

2801 East Beltline, N.E.
Grand Rapids, Michigan                                         49525
(Address of principal                                        (Zip Code)
executive offices)

                         Registrant's telephone number,
                      including area code: (616) 364-6161


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Item 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)      Exhibits

99       Press release dated November 16, 2001.



Item 9   REGULATION FD DISCLOSURE

On November 16, 2001, the Company issued the press release attached as Exhibit 99 to this Form 8-K relating to the repurchase of shares of its common stock.







                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:   November 19, 2001                  UNIVERSAL FOREST PRODUCTS, INC.



                                       By: /s/ Michael R. Cole

                                            Its: Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit Number                  Document

     99                         Press Release dated November 16, 2001





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news release

---------------AT THE COMPANY---------------

Michael R. Cole
Chief Financial Officer
616/364-6161

FOR IMMEDIATE RELEASE
FRIDAY, NOVEMBER 16, 2001

               Because "UFPI is a great buy," Company to buy back
                two million shares from Chairman Secchia's Family


GRAND RAPIDS, MI, November 16, 2001 -- Universal Forest Products,  Inc. (Nasdaq:
UFPI) -- Taking advantage of favorable pricing and historically low interest rates, Universal announced today that it has entered into an agreement with UFPI Chairman Peter F. Secchia's family to buy back two million shares of Universal stock at $18 per share. The purchase has been approved by Universal's board of directors and completion is expected before January 15, 2002.

"Thanks to the cooperation of Peter and his family, and to Universal's strong performance this year, we're in a position to make this purchase," said William
G. Currie, UFPI's chief executive officer. "We've evaluated all the investment opportunities in the marketplace and the buy back from the Secchia family provides the greatest return to our shareholders. We continue to believe Universal is a great buy.

"We feel this is a `win-win' transaction for both the family and the shareholders," Currie added. "We offered a fair price to the family, which allows them to diversify their holdings, increase their investments in their community, and make gifts to previously chosen charities. Our shareholders will benefit from an estimated increase in earnings per share of approximately 9%. It's an excellent package all the way around."

Universal Chief Financial Officer Michael Cole stated that Universal's "strong balance sheet" can more than handle the additional leverage of the purchase.

The stock buy-back plan is expected to redirect financial resources from previously proposed acquisitions for most of next year.

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
"This purchase does not change our commitment to grow the Company," Currie said. "The acquisition market has changed in the last few months, but we are confident in our ability to execute our long-term strategy."

In September, Chairman Secchia announced a plan to sell and transfer a significant portion of his family holdings in UFPI. The planned sale coincided with Secchia's mandatory retirement from employment in December 2002. To comply with Universal Forest Products' policy, Secchia must retire from employment at the end of the fiscal year in which he turns 65. He will continue his 40 years of service to the company as a non-employee chairman of the board.

"I'm fortunate to be in a position to continue to help support the growth of a company I helped to manage for 40 years," said Secchia. "My strong desire is to maintain an orderly approach to diversifying my interests without negatively impacting the employees and shareholders of the Company. In addition to the stock repurchase, we also will be filing a registration statement with the SEC to register up to 1.1 million shares to be sold through various public and private transactions. Various members of my family plan to continue to hold a cumulative 800,000 shares so we will still be one of the largest private shareholders."

"The average stock price since July is over $19 per share. By agreeing to this transaction at $18 per share, we are providing an opportunity for other shareholders to capture more value from the Company's future performance," he added. "We're pleased to be able to do that."

Universal Forest Products markets, manufactures, and engineers products for D-I-Y retail home centers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market and specialty wood packaging for various industries. For information about Universal Forest Products on the Internet, please contact the company's web site at www.ufpi.com, or call 888-Buy-UFPI.

Included in this report are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations, and weather. These risk factors and additional information are included in the company's reports on Form 10K and 10Q on file with the Securities and Exchange Commission.